CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-70493, 333-79157, 333‑74876, 333-84329, 333-80755, 333-85914, 333-118329, 333-167331, and 333-188766 on Form S-8 of our reports dated March 1, 2016, relating to the financial statements and financial statement schedule of Select Comfort Corporation and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended January 2, 2016.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 1, 2016